Exhibit 15.4

Our Vessels

The table below shows the vessels chartered or owned by us and Transpetro as of December 31, 2020:

	Vessel	Owned / Chartered	Capacity (deadweight tonnage)
Owned / Chartered by Transpetro	Abdias Nascimento	Owned	157,055
	Andre Rebouças	Owned	156,523
	Angra dos Reis	Chartered	105,165
	Anita Garibaldi	Owned	72,786
	Barbosa Lima Sobrinho	Owned	5,093
	Carlos Drummond de Andrade	Owned	114,366
	Castro Alves	Owned	114,562
	Celso Furtado	Owned	48,502
	Dan Cisne	Chartered	59,336
	Dan Sabiá	Chartered	59,317
	Darcy Ribeiro	Owned	5,097
	Dragão do Mar	Owned	156,502
	Fortaleza Knutsen	Chartered	106,316
	Garrincha	Owned	114,441
	Gilberto Freyre	Owned	2,573
	Henrique Dias	Owned	156,505
	João Cândido	Owned	156,980
	Jorge Amado	Owned	2,537
	José Alencar	Owned	48,573
	José do Patrocínio	Owned	156,726
	Lindóia BR	Owned	44,582
	Lucio Costa	Owned	5,097
	Machado de Assis	Owned	156,829
	Madre de Deus	Chartered	105,283
	Marcílio Dias	Owned	156,541
	Marta	Owned	17,812
	Milton Santos	Owned	156,629
	Nara	Owned	17,762
	Navion Stavanger	Chartered	148,729
	Nilza	Owned	17,754
	Olavo Bilac	Owned	114,700
	Oscar Niemeyer	Owned	5,079
	Portinari	Owned	114,435
	Recife Knutsen	Chartered	105,560
	Rio Grande	Chartered	105,224
	Rômulo Almeida	Owned	48,449
	São Luís	Chartered	105,212
	São Sebastião	Chartered	105,190
	Sérgio Buarque de Holanda	Owned	48,573
	Sestrea	Chartered	162,756
	Storviken	Chartered	152,013
	Zumbi dos Palmares	Owned	156,492

Subtotal Owned / Chartered by Transpetro		42	3,849,656
Chartered by Us	Afrodite	Chartered	53,082
	Ajax	Chartered	53,095
	Alessandro Volta	Chartered	29,300
	Alexandros II	Chartered	51,257
	Alhena	Chartered	52,420
	Aliakmon	Chartered	46,792
	Alpine Amalia	Chartered	105,304
	Altair	Chartered	50,583
	Amazon Victory	Chartered	72,412
	Amazon Virtue	Chartered	72,412
	Amelia Pacific	Chartered	45,811
	Anavatos II	Chartered	115,459
	Anfa	Chartered	47,975
	Anikitos	Chartered	50,082
	Aragona	Chartered	319,319
	Aris	Chartered	53,106
	Aris II	Chartered	51,218
	Aristotelis II	Chartered	51,225
	Assos	Chartered	47,872
	Avax	Chartered	47,834
	Avon	Chartered	49,999
	Ayrton II	Chartered	51,260
	Brasil 2014	Chartered	155,709
	Bro Developer	Chartered	14,737
	Brunswick	Chartered	45,902
	Buddha	Chartered	46,048
	BW Prince	Chartered	54,368
	BW Princess	Chartered	53,500
	Clyde	Chartered	49,999
	Cobra	Chartered	54,501
	Crude Centurion	Chartered	112,871
	DHT Colt	Chartered	319,713
	DHT Stallion	Chartered	319,713

Eagle Paraiba	Chartered	105,153
Eagle Paraiso	Chartered	153,264
Eagle Parana	Chartered	105,048
Eagle Passos	Chartered	152,000
Eagle Paulinia	Chartered	153,352
Eagle Petrolina	Chartered	153,226
Eco Nical	Chartered	6,407
Elandra Maple	Chartered	49,999
Elektra	Chartered	52,422
Elka Leblon	Chartered	154,846
Elka Parana	Chartered	155,010
Endless Summer	Chartered	49,999
Epic Baluan	Chartered	7,187
Epic Boracay	Chartered	6,519
Epic Borinquen	Chartered	7,183
Epic St. George	Chartered	5,350
Epic St. Thomas	Chartered	5,011
Evros	Chartered	47,120
Falcon Iris	Chartered	50,927
Falcon Maryam	Chartered	46,121
Falcon Nostos	Chartered	51,371
Falcon Sextant	Chartered	50,994
Flumar Brasil	Chartered	51,188
Forte de Copacabana	Chartered	8,843
Four Wind	Chartered	115,727
Fulmar	Chartered	115,605
Grand	Chartered	50,129
Horizon Aphrodite	Chartered	49,996
Horizon Armonia	Chartered	50,326
Horizon Ekavi	Chartered	51,099
Horizon Electra	Chartered	51,069
Iridescent	Chartered	112,871
Iris Glory	Chartered	54,707

Izumo Princess	Chartered	105,374
Luigi Lagrange	Chartered	29,191
Maersk Kalea	Chartered	38,850
Maersk Mississippi	Chartered	47,990
Mambo	Chartered	45,967
Marlin	Chartered	17,043
Motivator	Chartered	54,901
Nave Synergy	Chartered	309,741
Ocean Spirit	Chartered	49,995
Odori	Chartered	45,897
Pacific Onyx	Chartered	49,996
Pacific Trader	Chartered	16,934
Pacific Zircon	Chartered	49,995
Picacho	Chartered	4,569
Ras Maersk	Chartered	34,999
Rio 2016	Chartered	155,709
Robert Maersk	Chartered	34,801
Romoe Maersk	Chartered	34,806
Sallie Knutsen	Chartered	153,617
Samba	Chartered	19,117
San Andres IV	Chartered	3,557
Simone	Chartered	323,182
Saltram	Chartered	54,627
Santos	Chartered	6,420
St James	Chartered	48,005
Stena Conqueror	Chartered	47,323
Stena Conquest	Chartered	47,136
Stena Perros	Chartered	65,086
Stena Premium	Chartered	65,055
Stena Progress	Chartered	65,125
Zouzou	Chartered	50,651
Subtotal Chartered by Us	89	6,726,163
TOTAL	131	10,575,819